        As filed with the Securities and Exchange Commission on January 27, 1999

                                                      Registration No. 333-67125


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                       PRE-EFFECTIVE AMENDMENT NO. 1 TO

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              THE PMI GROUP, INC.
              (Exact name of issuer as specified in its charter)

          Delaware                                     94-3199675
  (State or jurisdiction of                        (I.R.S. Employer
incorporation or organization)                    Identification No.)


                            601 Montgomery Street,
                            San Francisco, CA 94111
                                (800) 288-1970
                       (Address, including zip code, of
                   registrant's principal executive office)

                             Victor J. Bacigalupi
             Senior Vice President, General Counsel and Secretary
                              The PMI Group, Inc.
                             601 Montgomery Street
                            San Francisco, CA 94111
                                (415) 788-7878
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                  Copies to:
                                John E. Aguirre
                      Orrick, Herrington & Sutcliffe LLP
                              400 Sansome Street
                            San Francisco, CA 94111

     Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                    [LOGO]


                             The PMI Group, Inc.
                             601 Montgomery Street
                            San Francisco, CA 94111
                                (800) 288-1970


                               Trading Symbols:

                                  NYSE:  PMA

                            Pacific Exchange:  PMA



                                  Prospectus

                        800,000 Shares of Common Stock



                   The PMI Group, Inc. Equity Incentive Plan

                                      and

           The PMI Group, Inc. Stock Plan for Non-Employee Directors



          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


                               January 27, 1999

                                                                                                 PAGE
THE EQUITY INCENTIVE PLAN......................................................................    1

INTRODUCTION...................................................................................    1

1.   Purpose of the Plan.......................................................................    1

ADMINISTRATION AND ELIGIBILITY.................................................................    1

2.   Administration of the Plan................................................................    1

3.   Eligibility to Receive Awards.............................................................    1

STOCK OPTIONS..................................................................................    2

4.   Stock Options.............................................................................    2

5.   Option Agreements.........................................................................    2

6.   Exercise Price............................................................................    2

7.   Exercisability of Options.................................................................    2

8.   Expiration of Options.....................................................................    3

9.   Adjustments to Shares.....................................................................    3

10.  Reload Options............................................................................    3

STOCK PLAN FOR NON-EMPLOYEE DIRECTORS..........................................................    4

INTRODUCTION...................................................................................    4

11.  Purpose of the Plan.......................................................................    4

ADMINISTRATION AND ELIGIBILITY.................................................................    4

12.  Administration of the Plan................................................................    4

13.  Eligibility to Participate in the Plan....................................................    4

STOCK OPTIONS..................................................................................    4

14.  Annual Grants of Stock Options............................................................    4

15.  Exercise Price............................................................................    5

16.  Exercisability of Options.................................................................    5

17.  Expiration of Options.....................................................................    5

18.  Adjustments to Shares Available Under the Non-Employee Director Plan......................    5

ADDITIONAL INFORMATION CONCERNING THE PLANS....................................................    6

TRANSFERABILITY OF OPTIONS.....................................................................    6

19.  Transferability of Options of Permitted Transferees.......................................    6

20.  Transferability of Options by Permitted Transferees.......................................    6

21.  Effect of Participant's Service on Permitted Transferee's Option..........................    6

EXERCISE OF STOCK OPTIONS......................................................................    6

22.  Exercise of Stock Options.................................................................    6

23.  Withholding of Taxes......................................................................    7

OTHER IMPORTANT INFORMATION....................................................................    7

24.  Resale Restrictions.......................................................................    7

25.  No Effect on Employment...................................................................    7

26.  Future of the Plan........................................................................    7

TAX AND ERISA INFORMATION......................................................................    7

27.  Tax Effects of Options....................................................................    8

28.  General Federal Income Tax Effects of Options that Have Been Transferred..................    8

29.  General Federal Estate and Gift Tax Effects of Options that Have Been Transferred.........    8

30.  Tax Effect for PMI........................................................................    9

31.  Not Subject to ERISA......................................................................    9

USE OF PROCEEDS................................................................................    9

LEGAL OPINION..................................................................................    9

EXPERTS........................................................................................    9

AVAILABLE INFORMATION..........................................................................    9

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..............................................   10

INFORMATION ABOUT THIS PROSPECTUS..............................................................   10

ABOUT THIS PROSPECTUS

The PMI Group, Inc. is offering up to 800,000 shares of its common stock that permitted transferees may purchase by exercising transferable stock options that participants have received from PMI's Equity Incentive Plan and PMI's Stock Plan for Non-Employee Directors. Throughout this prospectus, the Equity Incentive Plan is referred to as the EIP and the Stock Plan for Non-Employee Directors is referred to as the Non-Employee Director Plan.

You are a permitted transferee if you are:

 .    a member of the participant's immediate family, that is, the participant's spouse, parents, siblings, children, stepchildren and grandchildren;
     or

 .    a trust or other entity established solely for the benefit of the participant and/or members of the participant's immediate family.

This prospectus gives a summary of the main features of the plans, as of the date of this prospectus, as they relate to transferable stock options. Please read this prospectus carefully.

THE EQUITY INCENTIVE PLAN

INTRODUCTION

1.   Purpose of the Plan

The purposes of the EIP are to provide key employees of PMI and its subsidiaries with an opportunity to acquire PMI stock and to strengthen their commitment to the success of PMI and their desire to remain employed by PMI and its subsidiaries. An entity generally is a subsidiary of PMI if PMI owns at least 50% of the entity.

ADMINISTRATION AND ELIGIBILITY

2.   Administration of the Plan

The Compensation Committee of the board of directors of PMI administers the EIP. The committee consists of at least two directors of PMI who are not employees of PMI or any of its subsidiaries. The members of the committee serve at the pleasure of the board.

The committee has all discretion and authority necessary to administer the EIP and to control its operation. For example, the committee has the power to determine which employees will be granted options, and the terms and conditions of the options. The committee may make whatever rules for the administration and interpretation of the EIP. The committee's decisions are final and binding on all persons.

The board may delegate to another committee of the board part or all of the committee's authority under the EIP. The other committee may consist of one or more directors who may be officers or employees of PMI or its subsidiaries. However, only the committee may grant and administer awards to participants who must comply with Section 16 of the Securities Exchange Act of 1934.

3.   Eligibility to Receive Awards

Employees of PMI and its subsidiaries are eligible for participation in the EIP. The committee has complete authority to determine which employees will receive an option. An individual who receives an option is referred to in this prospectus as a participant.

STOCK OPTIONS

4.   Stock Options

An option is a right to purchase a specified number of shares stock for a fixed price, sometimes called the exercise price, during a prescribed period of time. If the value of the stock increases above your exercise price during its term, your option will enable you to acquire the stock at a discount. If the value of the stock does not increase above your exercise price, you will not recognize an economic benefit from your option.

The principal benefit of your option is the opportunity to have an economic interest in the value of the stock during the period in which the option is exercisable, without risking any of your capital.

The committee has complete discretion to determine the number of shares of stock subject to each option, except that no single employee may receive options covering more than a total of 150,000 shares.

5.   Option Agreements


If the committee awards a participant an option, PMI will send the participant a written agreement between PMI and the participant that is called an option agreement. The option agreement shows the exercise price of the option, the expiration date of the option, the number of shares purchasable with the option, any conditions to exercise of the option, and any other terms and conditions the committee determines in its discretion. The option agreement also will specify that the option is intended to be a nonqualified stock option.

6.   Exercise Price

The exercise price is the price at which you may purchase a share of stock when you exercise your option.


7.   Exercisability of Options

You generally cannot exercise an option immediately. Instead, you will be able to exercise an option as to a particular number of shares of stock when the option vests. The participant's option agreement explains the time your option vests, assuming that the participant satisfies all conditions to vesting, for example, the participant's continued employment.

The committee, in its discretion, determines the vesting schedule for each option. However, you generally may not exercise an option during the first year after its grant. In addition, an option will become fully exercisable upon:


 . the participant's termination of employment because of retirement, death or disability, or

 . a change of control that occurs before the participant's termination of employment, unless the committee determines that full vesting in the event of a change of control will not happen.

For purposes of the EIP, retirement means a participant's termination of service at or after age 65 or a termination of service that PMI or the committee approves as an early retirement. Disability means a mental or physical condition which the committee determines (1) makes a participant unable to carry out the job responsibilities which the participant held at the time of the disability, and (2) which is expected to be permanent or last indefinitely.


A change of control generally occurs when:

 . an individual, entity or group acquires 20% or more of PMI's outstanding stock except acquisitions from PMI, acquisitions by

   PMI or acquisitions by any employee benefit plan that PMI sponsors, or

 . the current board of directors of PMI no longer makes up a majority of the board, unless the current board approves the new directors by at least a majority vote, or

 .  a reorganization, a merger, or sale of all or most of PMI's assets, or

 .  PMI's stockholders approve a complete liquidation or dissolution of PMI.


8.   Expiration of Options

In general, you cannot exercise an option after the earlier of (1) the expiration date stated in the participant's option agreement, or (2) twelve years from the date of its grant. However, an option may terminate even earlier if, for example, the participant's employment ends before the date on which the option otherwise would have expired. The option agreement explains specific expiration provisions for each option. Option expiration provisions may vary for different options and participants, as the committee determines in its discretion. After the committee grants an option, the committee, in its discretion and subject to the terms of the EIP, may extend the maximum term of the option.


The committee, in its discretion, may at any time elect to cancel all or part of an option and instead pay the participant cash or stock having a value equal to:


 .  the number of shares of stock subject to such cancelled option, multiplied by



 . the amount if any by which the fair market value of the stock on the date of cancellation of the option exceeds the exercise price. If the committee determines that not making a payment upon the cancellation of an option would be in the best interests of PMI's stockholders, for example, if PMI declares bankruptcy, the Committee may void an option and declare that no payment will be made to the participant for canceling the option. However, in making this determination, the Committee will ignore the cost of the cancellation payment.

9.   Adjustments to Shares

The committee will adjust the shares of stock available under any outstanding options if PMI experiences a stock split, stock dividend, recapitalization or other change to the capital structure of PMI.

10.  Reload Options

The committee, in its discretion, may provide in an option agreement that if the exercise price of the option is paid in stock, the participant will receive a new option, called a reload option. The reload option will be granted as of the date that the previously granted option is exercised. The reload option will cover a number of shares equal to:

 . the number of shares of stock tendered used to pay the exercise price of the previously granted option, plus

 . if the committee determines, the number of shares of stock PMI retains for tax withholding.

Reload options will have an exercise price equal to the fair market value of stock on the grant date. As provided in the option agreement for each reload option, the terms and conditions of a reload option generally will be similar to the terms and conditions that apply to the exercised option.

STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

INTRODUCTION

11.  Purpose of the Plan

The purpose of the Non-Employee Director Plan is to closely align the interests of eligible directors with the interests of PMI's stockholders. PMI achieves this goal by tying a significant portion of director compensation to the performance of the stock. The Non-Employee Director Plan also is intended to encourage stock ownership on the part of eligible directors.

ADMINISTRATION AND ELIGIBILITY

12.  Administration of the Plan

A committee of the board of directors of PMI administers the Non-Employee Director Plan. The committee consists of one or more members of the board who are not eligible to participate in the Non-Employee Director Plan. The members of the committee are appointed by PMI's chief executive officer. The committee has all discretion and authority necessary or appropriate to administer the Non-Employee Director Plan.

13.  Eligibility to Participate in the Plan

Only non-employee directors are eligible to participate in the Non-Employee Director Plan. A non-employee director is a member of the board who is not an employee of PMI or any subsidiary of PMI. Participation in the Non-Employee Director Plan is automatic; there is no requirement for a non-employee director to complete an enrollment form or agreement in order to participate in the Non-Employee Director Plan.

Participation in the Non-Employee Director Plan will end when a participant is no longer is eligible for the Non-Employee Director Plan. For example, participation will end when the participant ceases to be a board member, he or she becomes an employee of PMI or a subsidiary, or the Non-Employee Director Plan is terminated or amended so that the individual no longer is eligible for the Non-Employee Director Plan.

STOCK OPTIONS

14. Annual Grants of Stock Options

Under the Non-Employee Director Plan, each participant will receive an initial stock option covering 3,000 shares of stock. Each participant who was on the board on June 3, 1996, received his or her initial 3,000 share option at that time. Each participant who first joins the board after June 3, 1996, will receive his or her initial 3,000 share option on the first business day of June, either in the year the director first joins the board if he or she joins the board prior to such first business day, or in the immediately following year if the director joins the board after the first business day in June.

Each participant who has received an initial option for 3,000 shares of stock thereafter automatically will receive annual grants of options to purchase 1,500 shares of stock. All such options will be granted on the first business day in June beginning in the year after the year in which the director receives the initial 3,000 share option. However, on any scheduled grant date, a Participant actually will receive an option only if he or she (1) still is a participant, and (2) has continuously served as a non-employee director since his or her last option grant.

15.  Exercise Price

The exercise price of each option will equal 100% of the fair market value on the date of grant of the shares covered by the option. Under the Non-Employee Director Plan, fair market value is the mean between the highest and lowest sale prices of the Stock as reported on the New York Stock Exchange.

16.  Exercisability of Options

Each option granted to the participant in his or her initial year of board service, that is, up to 3,000 shares, will become exercisable on the first, second and third anniversaries of the grant date. Each option automatically granted to a participant after his or her initial year of board service, that is, 1,500 shares, will become fully exercisable on the first anniversary of the applicable date of grant. In addition, an option will become fully exercisable upon a participant's death, disability, retirement, resignation or non-reelection to the board of directors. However, if a participant's service on the board is terminated for any other reason prior to all shares becoming exercisable, the participant will forfeit the unexercisable shares.

For purposes of the Non-Employee Director Plan, disability means a permanent and total disability as the committee determines in its discretion by applying non-discriminatory standards that it adopts.

17.  Expiration of Options

Options granted to participants normally expire ten years after the date of grant assuming the director remains on the board for the entire period of ten years. If a participant terminates service on the board prior to an option's normal expiration date, the period of exercisability of the option will vary depending upon the reason for the termination. You may exercise an option for up to:

 .  three months following the participant's termination of service prior to age
   70 for any reason other than death or disability, subject to the committee's discretion to extend this three-month period to a maximum of ten years,

 .  five years following the participant's termination of service at or after age
   70 for any reason other than death or disability, and

 . two years following the participant's termination of service due to the participant's disability. You must exercise the option before the normal expiration date. In the event of the participant's death, you may exercise an option for up to two years from the date of death, regardless of the original expiration date of the option.

18.  Adjustments to Shares Available Under the Non-Employee Director Plan

The committee may adjust the number of shares of stock available under the Non-Employee Director Plan, any outstanding stock options and the number of shares and options to be granted to individual directors in the future. The committee may make adjustments to reflect any stock splits, stock dividends, recapitalizations, or other changes to the capital structure of PMI.

ADDITIONAL INFORMATION CONCERNING THE PLANS

TRANSFERABILITY OF OPTIONS

19.  Transferability of Options of Permitted Transferees

Participants generally may transfer nonqualified stock options granted under the plans (1) by will or by the laws of descent and distribution, (2) if the committee permits, by designating one or more beneficiaries to receive any vested stock option following his or her death, and (3) by transfer to a permitted transferee. Permitted transferees are limited to (1) the participant's immediate family, that is, the participant's spouse, parents, siblings, children, stepchildren or grandchildren, and (2) trusts or other entities established solely for the benefit of the participant and/or members of the participant's immediate family.

Plan provisions continue to apply to a transferred option. The same limitations that apply to the original option grant to the participant also apply to you as a permitted transferee, including those plan provisions relating to expiration, exercise and cancellation of stock options, except as the plans otherwise describe or the committee otherwise establishes.

20.  Transferability of Options by Permitted Transferees

You cannot further transfer an option except by will or the laws of descent and distribution. If the committee permits, you may designate one or more beneficiaries to receive any vested stock option following your death.

21.  Effect of Participant's Service on Permitted Transferee's Option

Because the plans continue to govern transferred options, the participant's employment or service with PMI continues to affect their exercisability. Therefore, you should pay close attention to the termination of employment or service provisions of the plans. For example, you should consider the effect of termination of employment or service on the vesting or termination of the transferred option.

EXERCISE OF STOCK OPTIONS

22.  Exercise of Stock Options

You may exercise an option by signing and delivering a notice of exercise form to PMI's Human Resources Department accompanied by full payment of the exercise price.

You must pay the exercise price in full in cash at the time of exercise. However, the committee, in its discretion, may permit payment of the exercise price by the tender of previously acquired stock having an aggregate fair market value at the time of exercise equal to the total exercise price, or such other means as the committee may approve in its discretion.

As soon as practicable after receipt of the notice of exercise and full payment for the stock purchased, PMI will deliver to you a share certificate which may be in book-entry form representing the stock.

23.  Withholding of Taxes

Upon your exercise of a transferred option, the participant is responsible for paying federal, state or local withholding taxes. PMI may deduct or withhold or require the participant to remit to PMI an amount sufficient to satisfy federal, state, and local taxes, including any applicable FICA obligation PMI must withhold upon exercise of a transferred option. Once your exercise is completed, stock certificates for the shares will be delivered to you.

The committee, in its discretion, may permit a participant to satisfy any tax withholding obligation, in whole or in part, by electing to have PMI withhold otherwise deliverable stock having a value equal to the amount required to be withheld or by delivering to PMI already-owned stock in order to satisfy the withholding requirement. PMI will consider the amount of the withholding requirement to include any amount which the committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the participant on the date that the amount of tax to be withheld is to be determined. The value of the stock that PMI withholds or the participant delivers will be based on their fair market value on the date that the taxes are required to be withheld.

OTHER IMPORTANT INFORMATION

24.  Resale Restrictions

The committee may impose restrictions on stock acquired from the exercise of options, including, but not limited to, restrictions relating to federal securities laws, the requirements of any national securities exchange or system upon which stock then is listed or traded, or any blue sky or state securities laws.

The plans generally do not restrict your ability to sell or otherwise transfer stock acquired under the plans through the exercise of a stock option.

25.  No Effect on Employment

The grant of an option under either of the plans does not affect the terms and conditions of the participant's service with PMI. PMI and its affiliates reserve the right to terminate a participant's employment or service at any time, with or without cause.

26.  Future of the Plan

The board of directors generally may amend, suspend or terminate the plans, or any part of the plans, at any time and for any reason. However, in some cases PMI's stockholders must approve material amendments to the plans.

TAX AND ERISA INFORMATION

The following discussion is intended only as a summary of:

 . the general federal income tax consequences of nonqualified stock options granted under the plans, and the disposition of any stock acquired under the plans, and

 . the general federal income and federal estate and gift tax consequences of nonqualified stock options that have been transferred under the plans.

However, please note that the federal, state and local tax consequences to any particular taxpayer will depend upon his or her individual circumstances. Accordingly, each participant and you are advised to seek the advice of a qualified tax adviser regarding his or her participation in the plans. In addition, prior to transferring an option, the participant should consult his or her personal tax advisor on the federal and state tax consequences of transferring a stock option, including federal and state estate and gift tax consequences.

The following discussion assumes that the per share exercise price of an option is less than the fair market value of a share on the date of exercise.

27.  Tax Effects of Options

Participants who hold nonqualified stock options will not have to include any amount in income at the time of grant but will have ordinary income upon the exercise of such options to the extent the value on the date of exercise of the stock and any cash received exceeds the exercise price paid for such stock. Participants who exercise nonqualified stock options through payment of the exercise price in stock, or in a combination of stock and cash, will have ordinary income upon such exercise to the extent that the value on the date of exercise of the stock purchased exceeds the value of the stock surrendered, less the amount of any cash paid upon such exercise.

Any gain or loss recognized upon the sale or exchange of stock acquired generally will be treated as capital gain or loss and will be long-term or short-term depending on whether the stock has been held for more than one year. The holding period for the stock will begin just after the time the participant recognizes income. The amount of such gain or loss will be the difference between the amount realized upon the sale or exchange of the shares and the value of the stock at the time income is recognized.

28.  General Federal Income Tax Effects of Options that Have Been Transferred


Participants who transfer a nonqualified stock option will not recognize income at the time of transfer. Instead, at the time you exercise the option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of stock received over the exercise price paid for this stock. If you exercise an option after the death of a participant, the participant's estate will recognize ordinary income.

You will not recognize income when the participant transfers the option or when you exercise the option. The tax basis for the shares of stock in your hands will be the exercise price paid for the option plus the amount of ordinary income recognized by the participant at the time of exercise. If you later sell the stock acquired upon exercise, any gain or loss recognized upon the sale or exchange of stock you have held will be treated as capital gain or loss and will be long-term or short-term, depending on whether the stock has been held for more than one year.

29. General Federal Estate and Gift Tax Effects of Options that Have Been Transferred

If a participant transfers an option to you as a completed gift, the participant may have gift tax liability. Whether the participant will owe gift tax depends upon whether the participant has exhausted his or her applicable credit which currently effectively exempts from gift tax the first $625,000 of gifts made during the participant's lifetime or whether the transfer qualifies for the annual $10,000 per-donee gift tax exclusion. Once the gift is complete, there generally is no further estate or gift tax liability for the participant, either when you exercise the option or later dispose of the stock acquired after exercising the transferred option.

The Internal Revenue Service has recently ruled that the transfer of a option is not a completed gift until the option has vested. If the transfer of an option is incomplete, the option generally will be treated for estate tax purposes as through it had not been transferred.

30.  Tax Effect for PMI

PMI will receive a deduction for federal income tax purposes in connection with an option granted under the plans only in an amount equal to the ordinary income realized by the participant and only if applicable withholding requirements are met.

In addition, the Internal Revenue Code contains special rules regarding the federal income tax deductibility of compensation paid to PMI's chief executive officer and to each of the other four most highly compensated executive officers. In general, PMI may deduct compensation paid to any of these executives only to the extent that it does not exceed $1 million during any calendar year. However, PMI can preserve the deductibility of compensation in excess of this $1 million limit if it complies with conditions found in the Internal Revenue Code. PMI designed the EIP to permit the committee to grant options which PMI may fully deduct.

31.  Not Subject to ERISA

The provisions of the Employee Retirement Income Security Act of 1974 do not apply to the plans.

USE OF PROCEEDS

PMI intends to use the net proceeds from the exercise of stock options for general corporate purposes.

LEGAL OPINION

Orrick, Herrington & Sutcliffe LLP has reviewed the validity of the stock issuable under the plans to permitted transferees.

EXPERTS

The financial statements and the related financial statement schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Deloitte and Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

AVAILABLE INFORMATION

PMI files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any reports, statements or other information PMI files at the SEC's public reference rooms in 450 5th Street, Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. PMI filings with the SEC are also available to the public from commercial document retrieval services and at the website maintained by the SEC at "http://www.sec.gov."

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows PMI to "incorporate by reference" the information it files with the SEC, which means that PMI can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information. PMI incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934.


1.   PMI's annual report on Form 10-K for the year ended December 31, 1997.


2. Quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998.

3. The description of PMI's common stock contained in PMI's registration statement on Form 8-A, filed under the Securities Exchange Act of 1934 on April 5, 1995.

PMI will provide free of charge to each person to whom a copy of this prospectus is delivered on oral or written request, a copy of any or all of the documents incorporated by reference in this prospectus and in the registration statement on Form S-3 filed with the SEC relating to the plans, except for any exhibits to these documents, including PMI's annual report, and copies of other reports, proxy statements and communications distributed to PMI's stockholders. Requests should be directed to:

     Investor Relations Department
     The PMI Group, Inc.
     601 Montgomery Street
     San Francisco, CA 94111
     Telephone:  (415) 291-6429

Copies of this prospectus, any supplements to the prospectus, and further information concerning the plans and its administration are available free of charge on oral or written request to:

     Human Resources Department
     The PMI Group, Inc.
     601 Montgomery Street
     San Francisco, CA 94111
     Telephone: (415) 291-6345

INFORMATION ABOUT THIS PROSPECTUS

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. PMI has not authorized anyone to provide you with different or additional information. PMI is not making an offer to sell any stock in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this document.

This prospectus may be updated in the future by furnishing to participants or you an appendix, memorandum, notice or replacement page containing such updated information. New prospectuses will not be delivered, except upon request. Accordingly, you should keep this prospectus for future reference.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses relating to the registration of shares will be borne by the registrant. Such expenses are estimated to be as follows:

Registration Fee--Securities and Exchange Commission           $12,031
----------------------------------------------------------------------
Accountants' Fees and Expenses                                 $ 3,500
----------------------------------------------------------------------
Legal Fees and Expenses                                        $ 7,200
----------------------------------------------------------------------
Miscellaneous Expenses                                         $ 4,000
                                                               -------
----------------------------------------------------------------------
   Total                                                       $26,731
----------------------------------------------------------------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or, if there are no disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

          Article V of the By-laws of the Company provides for indemnification of the directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended. In addition, the By-laws provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that if required by the Delaware General Corporation Law, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Company. The By-laws further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

          The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

          The Company has entered into indemnification agreements with its directors and executive officers that require the Company to indemnify such persons against all expenses (including attorneys' fees and amounts paid in settlement), judgments, fines and penalties which are actually incurred in connection with any threatened, pending or completed action, suit or other proceeding (including an action by or in the right of the Company) to which such person is, was or is threatened to be made a party, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by applicable law and the Company's Restated Certificate of Incorporation and By-laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

          Article Nine of the Company's Restated Certificate of Incorporation limits to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may have been amended, the personal liability of the Company's directors to the Company or its stockholders for monetary damages for a breach of their fiduciary duty as directors. Section 102(b)(7) of the Delaware General Corporation Law currently provides that such provisions do not eliminate or limit the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law), or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 16.  EXHIBITS.

4.1 Restated Certificate of Incorporation of The PMI Group, Inc. (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1, Commission File No. 33-88542).

4.2 By-Laws of The PMI Group, Inc. (incorporated by reference to Exhibit 3(ii) to the registrant's report on Form 8-K, Commission File No. 001-13664, filed with the Commission on September 29, 1998).

4.3 The PMI Group, Inc. Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 of the registrant's Quarterly Report on Form 10-Q, Commission File No. 001-13664, filed with Commission on August 13, 1998 and Exhibit 4.3 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12,
     1998).

4.4 Form of The PMI Group, Inc. Equity Incentive Plan Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 4.4 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12, 1998).

4.5 The PMI Group, Inc. Stock Plan for Non-Employee Directors, as amended (incorporated by reference to Exhibit 10.3 of the registrant's Quarterly Report on Form 10-Q, Commission File No. 001-13664, filed with Commission on August 13, 1998 and Exhibit 4.5 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12, 1998).

4.6 Form of The PMI Group, Inc. Stock Plan for Non-Employee Directors Nonqualified Stock Option Agreement (incorporated by reference to Exhibit
     4.6 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12, 1998).

5.1  Opinion of Orrick, Herrington & Sutcliffe LLP (incorporated by reference to
     Exhibit 5.1 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12,
     1998).

23.1 Consent of Deloitte & Touche LLP, Independent Auditors (incorporated by reference to Exhibit 23.1 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12, 1998).

23.2 Consent of Orrick, Herrington & Sutcliffe LLP (incorporated by reference to
     Exhibit 5.1 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12,
     1998).

24.1 Power of Attorney of Directors (previously filed on p. ii-6).

ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures


THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement (File No. 333-67125) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on the 25th day of January, 1999.


THE PMI GROUP, INC.

(Registrant)


/s/  Victor J. Bacigalupi
--------------------------------------------------------
             Victor J. Bacigalupi
     Senior Vice President, General Counsel and Secretary


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                          Title                            Date

Principal Executive Officer:
/s/  W. Roger Haughton
------------------------------
      W. Roger Haughton              Chief Executive                    January 25, 1999
                                     Officer

Principal Financial Officer:
/s/  John M. Lorenzen, Jr.
------------------------------
      John M. Lorenzen, Jr.          Executive Vice                     January 25, 1999
                                     President and Chief
                                     Financial Officer

Principal Accounting Officer:
/s/  William A. Seymore
------------------------------
      William A. Seymore             Vice President                     January 25, 1999
                                     and Controller

EXHIBIT INDEX

4.1 Restated Certificate of Incorporation of The PMI Group, Inc. (incorporated by reference to Exhibit 3.1 to the registrant's Registration Statement on Form S-1, Commission File No. 33-88542).

4.2 By-Laws of The PMI Group, Inc. (incorporated by reference to Exhibit 3(ii) to the registrant's report on Form 8-K, Commission File No. 001-13664, filed with the Commission on September 29, 1998).

4.3 The PMI Group, Inc. Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 of the registrant's Quarterly Report on Form 10-Q, Commission File No. 001-13664, filed with Commission on August 13, 1998 and Exhibit 4.3 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12,
     1998).

4.4 Form of The PMI Group, Inc. Equity Incentive Plan Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 4.4 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12, 1998).

4.5 The PMI Group, Inc. Stock Plan for Non-Employee Directors, as amended (incorporated by reference to Exhibit 10.3 of the registrant's Quarterly Report on Form 10-Q, Commission File No. 001-13664, filed with Commission on August 13, 1998 and Exhibit 4.5 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12, 1998).

4.6 Form of The PMI Group, Inc. Stock Plan for Non-Employee Directors Nonqualified Stock Option Agreement (incorporated by reference to Exhibit
     4.6 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12, 1998).

5.2  Opinion of Orrick, Herrington & Sutcliffe LLP (incorporated by reference to

     Exhibit 5.1 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12,
     1998).

23.1 Consent of Deloitte & Touche LLP, Independent Auditors (incorporated by reference to Exhibit 23.1 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12, 1998).

23.2 Consent of Orrick, Herrington & Sutcliffe LLP (incorporated by reference to
     Exhibit 5.1 of the registrant's Registration Statement on Form S-3, Commission File No. 333-67125, filed with the Commission on November 12,
     1998).

24.1 Power of Attorney of Directors (previously filed on p. ii-6).